Exhibit 10.15

AMENDMENT NO. 1

TO

AMENDED AND RESTATED

EMPLOYMENT AND NON-COMPETITION AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Amendment”) is made and entered into effective as of November 6, 2014 (the “Effective Date”), by and between PowerSecure International, Inc., a Delaware corporation (the “Company”), and Christopher T. Hutter, an individual resident of the State of North Carolina (the “Officer”).

Recitals

WHEREAS, Officer has been engaged as an employee and as the Executive Vice President and Chief Financial Officer of the Company;

WHEREAS, the Company and Officer entered into an Amended and Restated Employment and Non-Competition Agreement on December 31, 2008 (as amended and restated from time to time, the “Employment Agreement”), setting forth the terms and conditions of Officer’s employment with the Company; and

WHEREAS, the Company and Officer desire to amend certain terms and conditions of the Employment Agreement as set forth herein;

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Officer, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to them in the Employment Agreement.

Section 2. Amendments to Employment Agreement. The Employment Agreement is hereby amended as of the Effective Date as follows:

(a) Section 3(a): General Duties and Responsibilities. The first sentence of Section 3(a) of the Employment Agreement is hereby amended to read in its entirety as follows:

“During and throughout the Employment Term, Officer shall faithfully and diligently, to the best of his ability, serve as the Executive Vice President and the Chief Operating Officer of the Company, and shall also continue to serve as the Chief Financial Officer of the Company until November 6, 2014, and in such additional management offices and capacities and with such additional titles and duties as shall be designated by the Company’s Board of Directors (the “Board”) during the Employment Term, shall have the authority and perform the duties and responsibilities customary for such offices, shall report to the Chief Executive Officer of the Company (the “CEO”) and to the Board, and shall have such other duties as may be assigned to him from time to time by the CEO and the Board.”

(b) Section 4(a): Base Salary. The first sentence of Section 3(a) of the Employment Agreement is hereby amended to read in its entirety as follows:

“The Company shall pay Officer a base salary equal to $350,000 per year (the “Base Salary”), payable in approximately equal installments in accordance with the Company’s customary payroll practices.”

(c) Section 6(f)(i): Compensation Upon Termination of Employment Following a Change in Control. The introductory clause set forth in Section 6(f)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

“If, during the Employment Term, a Change in Control (as defined below) of the Company occurs, and within three years after such date the Company shall terminate Officer’s employment without Cause or the employment of Officer shall be terminated by Officer for “good reason” (as such term is defined in Treasury Regulation Section 1.409A-1(n)(2) promulgated under the Internal Revenue Code of 1986, as amended), then:”

Section 3. Effectiveness of Amendment. This Amendment shall be effective as of the Effective Date. As of and after the Effective Date, all references to the Employment Agreement, including the terms “this Agreement,” “hereof,” “herein” and the like contained in the Employment Agreement, shall mean and be deemed to be references to the Employment Agreement as amended by the terms of this Amendment. From and after the Effective Date, the Employment Agreement shall remain in full force and effect in accordance with its terms, as such terms are amended by the terms of this Amendment.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to provisions governing conflicts of laws.

Section 5. Successor and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, in accordance with the Employment Agreement.

Section 6. Headings. The headings in this Amendment are included for convenience of reference only and do not define, limit, explain or modify this Amendment or its interpretation, construction or meaning and are in no way to be construed as a part of this Amendment.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts (including counterparts executed by less than all parties hereto), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by PDF, facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

Section 8. Entire Agreement. The Employment Agreement, as amended by this Amendment, sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter thereof and hereof and supersedes in their entirety all prior and contemporaneous written and oral agreements, arrangements, understandings, negotiations, communications, covenants, representations and warranties among the parties hereto relating to such subject matter.

(Remainder of page intentionally left blank. The next page is the Signature Page)

SIGNATURE PAGE

IN WITNESS WHEREOF, this Amendment No. 1 to Employment and Non-Competition Agreement has been executed and delivered by or on behalf of the parties hereto as of the Effective Date.

Company:

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Sidney Hinton
Sidney Hinton, President and Chief Executive Officer

Officer:

/s/ Christopher T. Hutter
Christopher T. Hutter

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